UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-145639	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 22, 2017, Energy XXI Gulf Coast, Inc. (the “Company”) issued a press release disclosing certain operational updates and announcing the filing of its Annual Report on Form 10-K for the transitional period from July 1, 2016 to December 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

Item 7.01	Regulation FD Disclosure

See “Item 2.02 Results of Operations and Financial Condition” above.

Effective as of February 22, 2017, Energy XXI posted an investor presentation to its website in the Events and Presentations section of the Investor Relations tab at http://ir.energyxxi.com/earnings_call.cfm. The Company undertakes no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring events or circumstances. A copy of the investor presentation is attached as Exhibit 99.2 to this Form 8-K.

The information in this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are furnished with this Form 8-K:

Exhibit Number	Description
99.1	Press Release issued by Energy XXI Gulf Coast, Inc. dated February 22, 2017.
99.2	Energy XXI Gulf Coast, Inc.’s Investor Presentation dated February 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2017	By:	/s/ Michael S. Reddin
Michael S. Reddin
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Energy XXI Gulf Coast, Inc. dated February 22, 2017.
99.2	Energy XXI Gulf Coast, Inc.’s Investor Presentation dated February 22, 2017.